Exhibit 99.B(j)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Experts” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 30 to File No. 2-97111 and file No. 811-4283) of SEI Index Funds of our report dated May 13, 2005, included in the 2005 Annual Report to shareholders.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
July 27, 2005